Exhibit 10.1.2

2018 Plan Award Certificate – Non-Employee Director New Director Grant Restricted Stock Unit (Time-Vesting)

Alkermes plc

Connaught House

1 Burlington Road

Dublin 4, Ireland

Name:	Participant Name

Address:	Participant Address

Grant ID:	Grant ID

Plan:	Plan ID

ID:	Grantee ID

Effective [Grant Date] (the “Grant Date”), you have been granted a time-vesting restricted stock unit award (the "RSU"). The RSU is for a total of [Award Grant Amount] ordinary shares, par value $0.01 per share (the “Shares”), of Alkermes plc (the “Company”).

The RSU was granted under the Alkermes plc 2018 Stock Option and Incentive Plan (the “Plan”) and is governed by the terms and conditions thereof and of this award certificate (this “Award Certificate”). A copy of the Plan is available upon request. Unless otherwise defined in this Award Certificate, all capitalized terms used in this Award Certificate shall have the respective meanings ascribed to them in the Plan.

Vesting details for the RSU are available via your Bank of America Merrill Lynch Benefits Online account.

You must be in a service relationship with the Company on each vesting date in order to receive the Shares that vest on each such date. The Company will deliver to you a number of Shares equal to the number of vested Shares underlying your RSU, subject to the satisfaction of tax withholding obligations as set forth in the Plan, within three business days of each applicable vesting date. Delivery of the Shares in settlement of your RSU is intended to comply with the requirements for the short-term deferral exemption available under Treasury Regulations Section 1.409A-1(b)(4) and shall be construed and administered in such manner.

In the event your service relationship with the Company is terminated as a result of the shareholders of the Company not electing or re-electing you, as the case may be, to the Company’s board of directors at the first annual general meeting of the Company’s shareholders at which your nomination as a director is voted upon by the Company’s shareholders, the RSU shall be subject to partial forfeiture effective upon such termination, with the percentage of shares underlying the RSU that are to be forfeited equal to the number of days remaining in the full vesting period for the RSU (as measured on the date of such termination), divided by the total number of days in the full vesting period for the RSU, with the number of shares to be forfeited based on such calculation rounded to the nearest whole share. In the event of a partial forfeiture pursuant to this paragraph, all subsequent references to the defined term “RSU” in this Award Certificate shall be deemed to refer to the non-forfeited portion of the RSU.

In the event of the termination of your service relationship with the Company, the RSU shall automatically vest in full, effective upon such termination.

The grant of the RSU does not infer any right to, or expectation of, the grant of any additional Awards on the same basis or at all, in any future year. Participation in the Plan shall in no way give you any rights to compensation for any claim of loss in relation to the Plan, including without limitation:

(a)	any loss or reduction of any rights or expectations under the Plan in any circumstances or for any reason;

(b)	any exercise of a discretion or a decision taken in relation to an Award or to the Plan, or any failure to exercise a discretion or take a decision; or

(c)	the operation, suspension, termination or amendment of the Plan.

Any controversy or claim arising out of or relating to this Award Certificate and/or the RSU shall, to the fullest extent permitted by law, be settled by arbitration in any forum and form agreed upon by the parties or, in the absence of such an agreement, under the auspices of the American Arbitration Association (“AAA”) in Boston, Massachusetts, USA, in accordance with the rules and procedures of the AAA, including, but not limited to, the rules and procedures applicable to the selection of arbitrators. Judgment upon the award rendered by the arbitrator may be entered in any court having jurisdiction thereof.

You may not be issued any Shares in respect of the RSU unless either (i) the Shares are registered under the Securities Act of 1933, as amended (the “Securities Act”); or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act. The RSU also must comply with other applicable laws and regulations governing the RSU, and you will not receive such Shares if the Company determines that such receipt would not be in material compliance with such laws and regulations.

The Company has no duty or obligation to minimize the tax consequences to you of the RSU and will not be liable to you for any adverse tax consequences to you arising in connection with the RSU. You are advised to consult with your own personal tax, financial and/or legal advisors regarding the tax consequences of the RSU.

This Award Certificate may not be modified or amended except in a writing signed by you and a duly authorized officer of the Company. Notwithstanding the foregoing, the Administrator reserves the right to modify or amend, by written notice to you, the terms of the RSU and/or this Award Certificate in any way it may deem necessary or advisable (i) as a result of any change in applicable laws or regulations, or any future law, regulation, ruling, or judicial decision, in each case applicable to the RSU, or (ii) for any other legal purpose, provided that (in each case of (i) or (ii) above), no such modification or amendment shall adversely affect your rights under the RSU and/or this Award Certificate without your written consent.

Alkermes plc

___________________________________

By:_________________ , _______________